Exhibit 21.01

                              REGISTRANT'S SUBSIDIARIES



          The Hillhaven Corporation, a Nevada corporation

               First Healthcare Corporation, a Delaware corporation

                    Hillhaven   of  Central   Florida,  Inc.,   a  Delaware
                    corporation

                    Northwest Health Care, Inc., an Idaho corporation

                    Pasatiempo Development Corp., a California corporation

                    Professional Medical Enterprises, Inc., a Massachusetts corporation

                    Hillhaven Home Care, Inc., a Delaware corporation

                    CIC Risk Management Corporation, a Delaware corporation

                    Hillhaven Properties, Ltd., an Oregon corporation

                    Hillhaven Health Services Malaysia, Inc.

                         Brim-Olive Grove, Inc., an Oregon corporation

                         Fairview   Living   Centers,   Inc.,   an   Oregon
                         corporation

                         Twenty-Nine   Hundred   Corporation,   a   Florida
                         corporation

                    Ledgewood Health Care Corporation, a Massachusetts corporation*

               Cornerstone Insurance Company, a Cayman Islands corporation

               Brim of Massachusetts, Inc., a Massachusetts corporation

               Hillhaven Funding Corporation, a Nevada corporation

               Medisave Pharmacies, Inc., a Delaware corporation

                    Medi-Save of Florida, Inc., a Delaware corporation

                    Ricketts Drug, Incorporated, a Virginia corporation

                    American X-Rays, Inc., a Louisiana corporation*

               Hillhaven PIP Funding I, Inc., a Delaware corporation





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          Hillhaven  Community  Health   Partnership,  a  Florida   general
          partnership*

          Windsor Woods Nursing Home Partnership, a Washington general partnership

          St. George Nursing Home Limited Partnership, an Oregon limited partnership

          Bartlesville   Nursing  Home   Partnership,  an   Oregon  general
          partnership*

          Carrollwood Care Center, a Tennessee general partnership

          Foothill  Nursing  Company  Partnership,  a   California  general
          partnership*

          San  Marcos  Nursing  Home   Partnership,  a  California  general
          partnership*

          Fox   Hill   Village   Partnership,   a   Massachusetts   general
          partnership*

          Starr Farm Partnership, a Vermont general partnership*

          New Pond Village Associates, a Massachusetts general partnership

          Tucson Retirement Center Limited Partnership, an Oregon limited partnership

          Castle Garden Retirement Center Limited Partnership, an Oregon limited partnership

          Lantana Partners, Ltd., a Florida limited partnership

          Woodhaven Partners, Ltd., a Florida limited partnership*

          Hillcrest Retirement Center, Ltd., an Oregon limited partnership

          Topeka Retirement Center, Ltd., a Kansas limited partnership

          Sandy Retirement Center Limited Partnership, an Oregon limited partnership

          Hillhaven - MSC Partnership, a California general partnership*

          Twenty-Nine Hundred Associates, a Florida limited partnership

          Medisave Pharmacies Partnership

          Medisave - CSSI Partnership

          * - Only fifty percent (50%) is owned by one of the Registrant's subsidiaries
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